Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Global Eagle Entertainment Inc. of our report dated March 15, 2013, except for Note 13, as to which the date is August 8, 2013, with respect to the financial statements of Row 44, Inc. as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, which report and financial statements are attached as Exhibit 99.1 to the Current Report on Form 8-K/A (Amendment No. 3) as filed with the Securities and Exchange Commission on August 9, 2013. Our report relating to the financial statements for each of the three years in the period ended December 31, 2012 contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. We also consent to the reference of our Firm under the caption “Experts” in the Registration Statement.

/s/ Rose, Snyder & Jacobs LLP

Encino, California

December 17, 2013